UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) August 1, 2018

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	1-35747	ENTERGY NEW ORLEANS, LLC (a Texas limited liability company) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040
1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	1-34360	ENTERGY TEXAS, INC. (a Texas corporation) 10055 Grogans Mill Road The Woodlands, TX 77380 Telephone (409) 981-2000 61-1435798
1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469646	1-09067	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
1-31508	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On August 1, 2018, Entergy Corporation (the “Company”) issued a press release, which is attached as Exhibit 99.1 hereto and incorporated herein by reference, announcing its results of operations and financial condition for the second quarter 2018 (the “Earnings Release”). The information in Exhibit 99.1 is being furnished, not filed, pursuant to this Item 2.02.

Item 7.01. Regulation FD Disclosure

On August 1, 2018, the Company issued the Earnings Release, which is attached as Exhibit 99.1 hereto and incorporated herein by reference, announcing its results of operations and financial condition for the second quarter 2018. The information in Exhibit 99.1 is being furnished, not filed, pursuant to this Item 7.01.

The below Item 7.01 disclosure relates only to Entergy Corporation.

On August 1, 2018, the Company announced that it had entered into (i) a purchase and sale agreement with Holtec International (“Holtec”) to sell to Nuclear Asset Management Company, LLC, a Holtec subsidiary (“Purchaser”), 100% of the equity interests of Entergy Nuclear Generation Company (“ENGC”), the owner of the Pilgrim Nuclear Power Station (the “Pilgrim Transaction”), and (ii) a purchase and sale agreement with Holtec to sell to Purchaser 100% of the equity interests of Entergy Nuclear Palisades, LLC (“ENP”), the owner of the Palisades Nuclear Plant and the Big Rock Point Site (the “Palisades Transaction”). The sales of ENGC and ENP will include the transfer of each entity’s nuclear decommissioning trust (“NDT”) and obligations for spent fuel management and decommissioning. At each closing, Purchaser will pay $1,000 (subject to adjustment for net liabilities and other amounts) for the equity interests in ENGC and ENP, respectively.

The Pilgrim Transaction is subject to certain closing conditions, including:
•the permanent shutdown of Pilgrim Nuclear Power Station and the transfer of all nuclear fuel from the reactor vessel to the spent nuclear fuel pool,
•Nuclear Regulatory Commission (“NRC”) approval for the transfer of the operating and the independent spent fuel storage installation (“ISFSI”) licenses,
•Federal Energy Regulatory Commission approval for the change in control of the switchyard,
•receipt of a favorable private letter ruling from the Internal Revenue Service;
•the market value of the NDT for Pilgrim Nuclear Power Station, less the hypothetical income tax on the aggregate unrealized gain of such fund assets at closing, equals or exceeds a specified minimum amount, and
•the Palisades purchase and sale agreement has not been terminated due to a breach by Holtec or Purchaser.

The Palisades Transaction is subject to certain closing conditions, including:
•the permanent shutdown of Palisades Nuclear Plant and the transfer of all nuclear fuel from the reactor vessel to the spent nuclear fuel pool,
•NRC regulatory approval for the transfer of the Palisades Nuclear Plant and Big Rock Point operating and ISFSI licenses,
•receipt of a favorable private letter ruling from the Internal Revenue Service,
•the market value of the NDT for Palisades Nuclear Plant, less the hypothetical income tax on the aggregate unrealized gain of such fund assets at closing, equals or exceeds a specified minimum amount, and
•the Pilgrim Transaction has closed.

Subject to the above conditions, the Pilgrim Transaction is expected to close by the end of 2019 and the Palisades Transaction is expected to close by the end of 2022.

Each transaction is expected to result in a non-cash loss based on the difference between the Company’s net investment in each subsidiary and the sale price plus any agreed adjustments. As of June 30, 2018, the adjusted net investment in ENGC was $557 million and the adjusted net investment in ENP was $131 million. The primary variables in the ultimate loss are the values of the NDTs and the asset retirement obligations, financial results from plant operations, and the level of any deferred tax balances prior to the closing of the sale.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Release, dated August 1, 2018, issued by Entergy Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, Inc.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, LLC
Entergy Texas, Inc.
System Energy Resources, Inc.

By: /s/ Alyson M. Mount
Alyson M. Mount
Senior Vice President and
Chief Accounting Officer

Dated: August 1, 2018